REPORT of
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareowners and Board of Trustees
Idaho Tax-Exempt Fund

We have audited the accompanying statement of assets and liabilities of the Idaho Tax-Exempt Fund, a series of shares of the Saturna Investment Trust, including the schedules of investments as of November 30, 2004, and the related statements of operations for the year then ended, the changes in net assets for each of the two years then ended, and the financial highlights for the five years then ended. These financial statements and financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of November 30, 2004, by correspondence with the custodian and broker. Our audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Idaho Tax-Exempt Fund as of November 30, 2004, the results of its operations for the year then ended, the changes in net assets for each of the two years then ended, and the financial highlights for each of the five years then ended, in conformity with accounting principles generally accepted in the United States of America.

Philadelphia, Pennsylvania

/s/ signature
Tait, Weller & Baker

December 17, 2004